UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 20, 2009

Date of earliest event reported: March 17, 2009

Warner Chilcott Limited

(Exact name of registrant as specified in its charter)

Commission File Number: 1 – 33039

Bermuda	98-0496358
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Gibbons Building, 10 Queen Street, Suite 109 – First Floor

Hamilton HM11, Bermuda

(Address of principal executive offices)

(441) 292-0068

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 17, 2009, Warner Chilcott Limited (the “Company”) issued a press release announcing that it has received the FDA’s response to its citizen petition requesting that the FDA impose a 30-month stay of approval on Abbreviated New Drug Applications referencing DORYX 100 and 75 mg delayed release tablets that were filed prior to the listing of the DORYX patent under the transition rules of the QI Program Supplemental Funding Act of 2008. A copy of the Company’s press release is filed as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

On March 19, 2009, the Company issued a press release announcing that one of its subsidiaries and Mayne Pharma International Pty. Ltd. (“Mayne”) have filed a second lawsuit against Impax Laboratories, Inc. in the District Court for the District of New Jersey for infringement of Mayne’s U.S. Patent No. 6,958,161 which covers DORYX®, a tetracycline-class oral antibiotic. A copy of the Company’s press release is filed as Exhibit 99.2 hereto and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued March 17, 2009.

99.2	Press Release issued March 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT LIMITED

By:	/s/ Paul Herendeen
Name:	Paul Herendeen
Title:	Executive Vice President and Chief Financial Officer

Date: March 20, 2009